Exhibit 5.1

November 14, 2007

Cephalon, Inc.
41 Moores Road
Frazer, Pennsylvania 19355

Re:          Cephalon, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Cephalon, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 1,000,000 shares (the “Registered Shares”) of common stock, $0.01 par value per share, of the Company to be offered to participants in the Company’s 2004 Equity Compensation Plan (the “Plan”) and the Preferred Share Purchase Rights (the “Rights”) associated therewith.  The terms of the Rights are set forth in the Second Amended and Restated Rights Agreement dated October 27, 2003, as amended (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, as Rights Agent

We are familiar with the Plan, the Rights Agreement, the Registration Statement, the Certificate of Incorporation of the Company, as amended, the By-laws of the Company, as amended, and resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement.  We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based upon the foregoing, we are of the opinion that:

1.             The Company is a corporation validly existing under the laws of the State of Delaware.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

2.             Each Registered Share which is newly issued pursuant to the Plan will be legally issued, fully paid and non-assessable when: (i) the Registration Statement shall have become effective under the Act; (ii) the Company’s Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such share as contemplated by the Registration Statement; (iii) such share shall have been duly issued and sold in the manner contemplated by the Plan; and (iv) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the Plan.

3.             The Right associated with each Registered Share which is newly issued pursuant to the Plan will be validly issued when: (i) the Registration Statement shall have become effective under the Act; (ii) such Right shall have been duly issued in accordance with the terms of the Rights Agreement; and (iii) such associated Registered Share shall have been duly issued and paid for as set forth in paragraph 2 above.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to the application of, the securities or blue sky laws of the various states or the District of Columbia to the sale of the Common Stock pursuant to the Plan.

This opinion letter is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons from whom consent is required by Section 7 of the Act or the related rules promulgated by the Commission.

Very truly yours,

/s/ Sidley Austin LLP